UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16803 Dallas Parkway Addison, Texas		75001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2014, TransAtlantic Petroleum Ltd. (the “Company”) entered into an arrangement agreement (the “Arrangement Agreement”) with Stream Oil & Gas Ltd. (“Stream”) providing for an arrangement under British Columbia law (the “Arrangement”) whereby the Company will acquire all of the outstanding common shares of Stream in exchange for up to US$41.2 million in common shares of the Company on the terms and subject to the conditions set forth therein.

Stream is a Calgary, Canada-based oil and gas company whose common shares are traded on the TSX Venture Exchange under the symbol SKO.V. Stream owns one hundred percent (100%) of the interests in three oil fields, one gas field and one exploration license in Albania. The boards of directors of both companies have approved the transaction.

Under the terms of the Arrangement Agreement, at the effective time of the Arrangement, each outstanding Stream common share, other than Stream common shares with respect to which dissent rights have been properly exercised and not withdrawn, will be exchanged for 0.04812 common shares of the Company (the “Closing Shares”), which equates to consideration of Cdn$0.57 per Stream common share based on the Company’s 10-day volume weighted average price of US$10.89 as of market close on August 29, 2014. In addition, the Arrangement Agreement provides that for each Stream common share exchanged, the Company will issue an additional 0.00845 common shares (the “Contingent Shares”), which equates to consideration of Cdn$0.10 per Stream common share based on the Company’s 10-day volume weighted average price of US$10.89 as of market close on August 29, 2014, in the event that certain amendments to Stream’s Albanian license agreements are received within nine months of the effective time of the Arrangement. Any options to purchase common shares of Stream outstanding at the effective time of the Arrangement will, upon due exercise in accordance with the terms governing such options, entitle the holder to receive the appropriate number of Closing Shares and Contingent Shares in lieu of Stream common shares issuable thereunder.

The consummation of the Arrangement is subject to customary closing conditions, including (i) approval of the Arrangement by the affirmative vote of at least 66 2/3% of the Stream common shares that are voted at the shareholder meeting that will be held to consider the Arrangement, (ii) the Supreme Court of British Columbia (the “Court”) issuing a Final Order approving the Arrangement, including the fairness of its terms and conditions to all persons entitled to receive shares under the Arrangement, (iii) no more than 5% of the issued and outstanding Stream common shares exercising dissent rights, (iv) the completion of due diligence by the Company to its sole satisfaction on or before September 26, 2014, and (v) the receipt of corporate, government, regulatory and court approvals, among other customary closing conditions.

The Arrangement Agreement contains representations, warranties, and covenants believed by the Company to be customary for transactions of this type. In addition, Stream has agreed that it will not solicit or initiate discussions regarding any other business combination or sale of material assets. Stream has also granted the Company a right to match any competing unsolicited proposals.

The Arrangement Agreement contains certain termination rights for both the Company and Stream. The Arrangement Agreement also contains a termination fee of US$2.5 million payable to the Company in certain circumstances, including if Stream accepts a superior proposal from a third party.

Certain of the directors and officers of Stream and certain other shareholders representing approximately 43.1% of Stream’s outstanding common shares have entered into voting and support agreements pursuant to which they have agreed to vote their Stream shares in favor of the acquisition.

A copy of the Arrangement Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Arrangement Agreement is qualified in its entirety by reference to the full text of the Arrangement Agreement.

The representations and warranties contained in the Arrangement Agreement were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Arrangement Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Item 3.02. Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

The Company common shares issued in connection with the Arrangement are expected to be issued in reliance upon an exemption from registration under U.S. federal securities laws provided by Section 3(a)(10) of the Securities Act of 1933, as amended. Pursuant to the Arrangement Agreement, the Court will be advised of the intention to rely on the exemption under Section 3(a)(10), the Company will provide adequate notice of a public hearing that will be open to all persons to whom the securities will be issued, and the Court must approve the procedural and substantive fairness of the terms and conditions of the Arrangement. The Company anticipates that, if the Arrangement becomes effective under the terms and conditions set forth in the Arrangement Agreement (including receipt of the Final Order from the Court), the Company common shares to be issued pursuant to the Arrangement Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Arrangement Agreement, dated September 2, 2014, by and among Stream Oil & Gas Ltd. and TransAtlantic Petroleum Ltd.

Forward-Looking Statements

This Current Report on Form 8-K contains statements concerning the timing of the closing of the acquisition and the timing and receipt of applicable shareholder, court and third party approvals, the completion to its sole satisfaction of the Company’s due diligence investigation of Stream, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this Current Report, assumptions have been made regarding, among other things, the completion of the Company’s due diligence review, the timing of the closing of the acquisition and the receipt of applicable shareholder, court and third party approvals.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct.

Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include the risks that the conditions to the acquisition will not be satisfied or the acquisition will not close on the terms expected.

The forward-looking statements or information contained in this Form 8-K are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Additional Information

In connection with the proposed Arrangement, Stream will file a notice of a special meeting of its shareholders and related information circular (the “Circular”) with the Canadian Securities Administrators. Investors and security holders are advised to read the Circular when it becomes available because it will contain important information about the Arrangement and the parties to the Arrangement. Investors and security holders may obtain a free copy of the Circular (when available) and other documents filed by Stream at the Canadian Securities Administrators website at htt://www.sedar.com. The Circular and other documents may also be obtained (after it has been filed with Canadian Securities Administrators) for free from the Company by directing such requests to Investor Relations, telephone (214) 265-4746.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2014

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Matthew W. McCann
Matthew W. McCann
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Arrangement Agreement, dated September 2, 2014, by and among Stream Oil & Gas Ltd. and TransAtlantic Petroleum Ltd.